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                                                   PRESS RELEASE

For Immediate Release
                                                   Contact:   Steve Iaco
                                                              (212) 984-6535
                                                              Patric Dolan
                                                              (212) 984-8073

                            INSIGNIA FINANCIAL GROUP
                           TO ACQUIRE DOUGLAS ELLIMAN

        Acquisition to Give Insignia Commanding New York Market Position;
            Douglas Elliman, Insignia Residential Group, Insignia/ESG
        to Comprise Foremost Powerhouse in Regional Real Estate Services

                    Synergies with Realty One also Prominent

NEW YORK, May 28, 1999 -- Insignia Financial Group, Inc. (NYSE: IFS) today announced that it has entered into a definitive agreement to acquire Douglas Elliman, the leading residential real estate brokerage firm in New York City. The acquisition bolsters Insignia's leadership position in the New York market, adding the number one residential brokerage firm to a portfolio of Insignia companies that also includes the area's largest manager of cooperative and condominium housing and premier provider of commercial real estate services.

The acquisition of Douglas Elliman is expected to close in late June. The purchase price is approximately $65 million in cash, plus an earn-out of up to an additional $10 million over the next five years, contingent upon Douglas Elliman's achievement of certain performance standards. Insignia believes that the purchase price represents a multiple of five times the estimated EBITDA run rate.

Insignia expects the Douglas Elliman transaction to be accretive to Net Income per share by $0.10 on an annual basis, to after-tax cash flow per share by $0.24 on an annual basis, and to Net EBITDA per share by $0.33 on an annual basis. The financial contributions for 1999 will be lower due to the inclusion of Douglas Elliman for only part of the year and the additional expenses arising from the change in ownership. Douglas Elliman commands the number one market position for both residential sales and rentals in New York City. The firm also holds leadership positions in upscale suburban markets of New York City through offices in Greenwich, CT, Bernardsville/Basking Ridge, NJ and three on Long
Island: Manhasset, Locust Valley and Port Washington/Sands Point.

Besides residential brokerage, other Douglas Elliman operations included in the sale are commercial retail leasing and professional office sales and leasing.


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New York market primacy

"With the Douglas Elliman acquisition, Insignia companies have attained a depth and breadth of leadership in New York area real estate - the bellwether marketplace in the country - that no other single firm can match," said Andrew
L. Farkas, Chairman and Chief Executive Officer of Insignia. "Having only entered the New York marketplace in 1995, Insignia has developed the quintessential New York real estate services company, with annual revenues from regional operations of more than $270 million, a regional workforce in excess of 1,700, and more than 5,500 transactions completed on a regional basis."

"Insignia Residential Group (IRG) is clearly the number one firm in cooperative and condominium housing management in New York. IRG provides services for 60,000 apartment units, a portfolio that is more than three times as large as its nearest competitor. Insignia also owns the number one commercial real estate services firm in New York through Insignia/ESG, which annually closes more major transactions in New York than any other service-provider. Douglas Elliman -- the largest and most prestigious residential sales and rental broker in New York - completes the triad. Douglas Elliman is an exceptional brand-name that has been nurtured through nearly 90 years of successful operations."

"In addition to Douglas Elliman's own exceptional pedigree, we anticipate that the firm will benefit from the many synergies that will be realized by providing residential brokerage services to the residents of the properties managed by IRG, as well as the corporate and institutional decision-makers that constitute Insignia/ESG's client base," Mr. Farkas added. "We will have repeated, multi-level contacts with our New York area customers. Insignia will be exceptionally and uniquely able to meet their real estate needs whether they are commercial or residential."

On behalf of the seller, the Milstein family, Howard Milstein said: "We have been the proud guardians of the Douglas Elliman heritage for the past 10 years. Douglas Elliman has enjoyed fantastic growth during our ownership -- with annual transaction volume growing from $300 million to nearly $1.8 billion - and enhanced its decisive number one position in both residential sales and rentals. We are most pleased that the Douglas Elliman brand will now be in the hands of a high-quality company like Insignia. We wish Andrew Farkas and the professionals at Douglas Elliman the best in leading Douglas Elliman into the 21st century."

Growing impact from residential operations

The acquisition of Douglas Elliman now provides Insignia with the leading market position for residential brokerage in two markets: the New York metropolitan area and northern Ohio. Cleveland-based Realty One, acquired by Insignia in October 1997, is the largest residential brokerage firm in Ohio and the eighth-largest in the U.S.

On a combined basis, Douglas Elliman and Realty One completed in excess of 25,000 transactions in 1998 with an aggregate value of nearly $5 billion - an amount exceeded by only six other residential brokerage firms nationwide.

"We believe that our exceptional residential brands position Insignia to launch an expansion of our residential brokerage services in the U.S. and the U.K., where we are already a leading provider of commercial real estate services through our subsidiary, Richard Ellis St. Quintin," Mr. Farkas said. "We expect to roll out the Douglas Elliman and Realty One brand names in this expansion initiative, replicating in other major markets the stature and leadership that both brands have attained in their home markets."

"Further, we believe that our use of the Internet will play an increasing role in the delivery of services in all our business lines, and we are deploying our resources toward the continued development of our Internet capabilities," Mr. Farkas added. "We have an outstanding platform for our Internet initiative in the technical capabilities and marketing expertise at Realty One, which is already using the Internet to efficiently market properties and enhance the homebuying experience for sellers and buyers."

"Finally, these companies create a platform for the development of a number of affinity services, including mortgage finance, title insurance, renovation services and valuation. Realty One already owns a mortgage origination company called First Ohio Mortgage, which provided more than $411 million of financing in 1998. We expect to expand the mortgage services into the New York market, and to develop the other service lines in both New York and Ohio."

In total, Insignia's residential real estate operations -- including Douglas Elliman, IRG and Realty One - are expected to account for more than $200 million in annual revenues and more than $20 million of the Company's run-rate EBITDA.

Alan Rogers, Chief Executive Officer of Douglas Elliman, will oversee Insignia's residential brokerage operations in New York, reporting to Ron Uretta, President of Insignia Residential Group and Chief Operating Officer of Insignia Financial Group.

Mr. Rogers said: "We are excited to be joining the Insignia team. There are many synergies to be realized by marrying the market knowledge of our brokers with the property management expertise of Insignia Residential Group. Plus, we see added benefits from our close association with Insignia/ESG. Many of our clients are the same corporate decision-makers that Insignia/ESG works with every day. The opportunity to meet the full spectrum of these clients' real estate needs within one company is truly compelling - and something no other single firm can offer."

"We are equally looking forward to the resources that Insignia will bring to our business. Insignia is clearly committed to helping us build our market share through investments in technology and operating systems. In addition, Realty One has developed sophisticated marketing and lead-generation platforms that we are confident can be adapted to the New York marketplace."

Examples of Realty One's innovative platforms are its Realty One Marketing System,(TM) which utilizes sophisticated technology to market homes to potential buyers with the greatest propensity to purchase them, and 2010 Professional System,(TM) a program designed to create more opportunities for higher earnings and future security for sales associates. The system includes an Intranet, retirement plan and specialized training for new and experienced sales associates.

Douglas Elliman closed more than 4,100 transactions valued at nearly $1.8 billion during 1998. This is, by far, the highest production of any New York City firm, according to the annual ranking of residential brokerage companies nationwide published by Real Trends, the industry trade publication.

The firm, founded in 1911, has more than 780 brokers, supported by more than 100 corporate employees in 15 offices in the New York area. Douglas Elliman will continue to be headquartered at 575 Madison Avenue in Manhattan.

Insignia Financial Group, Inc., based in New York, is among the leading providers of commercial and residential real estate services in the United States, with a growing presence in Europe. Its major operating units are:
Insignia/ESG, Inc., one of the largest providers of commercial real estate services in the United States and the pre-eminent commercial real estate service provider in the New York metropolitan area; Richard Ellis St. Quintin, one of the premier real estate services firms in the United Kingdom; Realty One, the eighth-largest residential real estate brokerage firm in the United States and the largest in Ohio; and Insignia Residential Group, the largest manager of cooperative and condominium housing in the New York metropolitan area.


Certain items discussed in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and, as such, may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Statements which make reference to the expectations or beliefs of the Company or any of its management are such forward-looking statements. These statements include the expected roll out of Company brand names in other jurisdictions, the expected utilization of the Internet, the expected accretiveness of this transaction to the Company's earnings, and the expected synergies from this transaction. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances upon which any such statement is based.

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